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                                                       EXHIBIT 12

                  OVERSEAS SHIPHOLDING GROUP, INC.
                 RATIO OF EARNINGS TO FIXED CHARGES
            For the nine months ended September 30, 1995
                           (In thousands)
            Presented in connection with Amendment No. 1
  filed on November 9, 1993 to Registration Statement No. 33-50441



Loss before Federal income taxes                   ($16,086)

Adjustments of income related to
  companies owned less than 100%                       (741)

Interest expense                                     50,652

Proportionate share of interest of
  50% - owned companies                               5,688

Interest component of an operating
  lease                                               1,863

Amortization of capitalized interest                  2,023
                                                    -------

  Earnings                                          $43,399
                                                    =======


Interest expense                                    $50,652

Proportionate share of fixed charges
  of 50% - owned companies                            9,134

Capitalized interest                                 10,133

Interest component of an operating
  lease                                               1,863
                                                    -------

  Fixed charges                                     $71,782
                                                    =======

Deficiency of earnings available to cover
  fixed charges                                    ($28,383)
                                                    =======
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